EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT
TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of Capital City Energy Group, Inc. (the “Company”) for the period ended December 31, 2008 as filed with the SEC (the “Report”), the undersigned, in the capacity and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date:	May 18, 2009	By:	/s/ Douglas Crawford
Douglas Crawford Principal Executive Officer

Date:	May 18, 2009	By:	/s/ Douglas Crawford
Douglas Crawford Principal Accounting Officer